Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fourth Quarter and Fiscal Year 2026 Results

Reports Record Fiscal Year Net Income of $2.8 Million, 14% YoY B2B ARR Increase and ARR of $22.5 Million

HENDERSON, Nev., September 9, 2026 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fourth quarter and full fiscal year ended June 30, 2026.

Fiscal Fourth Quarter 2026 Summary (compared to prior-year quarter)

•	Total gross profit of $6.4 million improved the Company’s gross margin percentage 200 basis points versus the prior year quarter to 53% driven by the continued Platform mix shift.

•	B2B ARR grew $2.0 million or 14.1% compared to the fourth quarter of fiscal 2025 resulting in $16.2 million of ARR. This included AI related ARR of $0.8 million which grew 125% sequentially from the third quarter of fiscal 2026.

•	Net income of $666,000, or $0.02 per diluted share, compared to $2.4 million or $0.07 per diluted share. The prior year included a $1.1 million favorable adjustment for the finalization of the Scite earnout.

•	Adjusted EBITDA of $1.4 million and Adjusted EBITDA margin of 11.8%.

•	Total revenue of $12.1 million, compared to $12.4 million in the prior year.

•	Cash flow from operations of $1.8 million, compared to $2.3 million on the timing of working capital payments.

Fiscal Year 2026 Summary (compared to Fiscal 2025)

•	Gross profit up 3.6% to $25.1 million. Total gross margin improved 260 basis points to 51.9% with the continued Platform mix shift as the main catalyst. Platforms revenue was 43% of total revenue compared to 39% in the prior year.

•	B2B ARR grew $2.0 million or 14.1% versus the year ago period to $16.2 million. This included incremental AI related ARR of $0.8 million.

•	Net income of $2.8 million, or $0.09 per diluted share, compared to $1.3 million, or $0.04 per diluted share. The prior-year results included $1.7 million of net other expense related to the Scite earn-out.

•	Platform revenue up approximately 10% to $20.8 million. Annual Recurring Revenue (“ARR”) up 7.8% to $22.5 million, which includes approximately $16.2 million of B2B recurring revenue and $6.3 million of B2C recurring revenue.

•	Adjusted EBITDA of $5.8 million, a Company record, compared to $5.3 million.

•	Total revenue of $48.3 million, compared to $49.1 million.

•	Cash flow from operations of $5.3 million compared to $7.0 million on the timing of working capital payments. The Company ended the fiscal year with $12.6 million in cash and cash equivalents.

“We launched multiple products in fiscal 2026, including new AI based products. Two of the AI products, Scite MCP and Article Galaxy MCP, allow researchers to utilize the unique functionality of Scite and Article Galaxy inside ChatGPT, Claude, Copilot, and any AI tools researchers already use. This is part of our strategy to support our users where they work and has resulted in us building a large pipeline of AI related revenue opportunities in FY27." said Roy W. Olivier, President and CEO of Research Solutions. "Platform revenue grew to 43% of total revenue, up from 39% in fiscal 2025. That mix shift expanded gross margin and helped us more than double net income for the full year in a challenging market. With a strong cash position and Adjusted EBITDA posture, we're well-positioned to continue investing in internally developed tools and to pursue strategic M&A that complements our current offerings.”

Fiscal Fourth Quarter 2026 Results

Total revenue was $12.1 million, compared to $12.4 million in the year-ago quarter, as increased platform revenue was more than offset by a decrease in transaction revenue.

Platform subscription revenue for the quarter was $5.3 million, compared to $5.2 million in the prior-year period. The increase was driven by a 14% increase in B2B platform ARR, due to a mix of new logo generation and upsell and cross-sells into the existing customer base, partially offset by a decline in B2C ARR.

The quarter ended with ARR of $22.5 million, up 7.8% year-over-year as B2B ARR increases more than offset a modest decline in B2C ARR (see the Company’s definition of annual recurring revenue below).

Transaction revenue was $6.8 million, compared to $7.3 million in the fourth quarter of fiscal 2025. The decrease was due to lower paid order volume. The transaction active customer count for the quarter was 1,323, compared to 1,338 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 200 basis points from the prior-year quarter to 53.0%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, including the expansion of the gross margin for that business.

Total operating expenses were $5.6 million, compared to $5.1 million in the fourth quarter of 2025. The increase was primarily related to higher sales expenses and up front investments in AI that were partially offset by reduced general and administrative expense.

Other expense for the quarter was approximately $0.2 million compared to other income of $1.2 million in the fourth quarter of fiscal 2025. Prior year results included a $1.1 million favorable adjustment related to the final determination of the Scite earnout.

Net income in the fourth quarter was $666,000 or $0.02 per diluted share, compared to $2.4 million, or $0.07 per diluted share, in the prior-year quarter. Adjusted EBITDA was $1.4 million, compared to $1.6 million in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Full-Year Fiscal 2026 Results

Total revenue was $48.3 million compared to $49.1 million in fiscal 2025.

Platform subscription revenue for fiscal 2026 was $20.8 million, a 9.8% year-over-year increase. The increase was primarily due to organic growth in the core B2B platforms, including 105 net new B2B platform deployments. The increase included incremental AI related ARR of $0.8 million.

Transaction revenue was $27.5 million, compared to $30.1 million in fiscal 2025. The decrease was due to lower paid order volume, particularly in the second and third quarters of fiscal 2026.

Total gross margin improved 260 basis points from the prior year to 51.9%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business.

Total operating expenses for the year were $21.5 million, compared to $21.7 million in fiscal 2025. The decrease was primarily related to reduced general and administrative and stock compensation expenses, partially offset by higher sales and marketing expenses.

Net income for fiscal 2026 was $2.8 million, or $0.09 per diluted share, compared to $1.3 million, or $0.04 per diluted share, in the prior year. Adjusted EBITDA was $5.8 million, compared to $5.3 million in fiscal 2025 (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO David Kutil will host the conference call, followed by a question-and-answer period.

Date: Wednesday, September 9, 2026

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9708

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until October 9, 2026, by dialing 1-412-317-6671 and using the replay ID 11160802, and via the investor relations section of the Company's website at http://researchsolutions.investorroom.com/.

Fiscal Fourth Quarter and Full Year Financial and Operational Summary Tables vs. Prior-Year Quarter and Full Prior-Year

	Quarter Ended June 30,				Twelve Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Revenue:
Platforms	$5,314,724	$5,184,864	$129,860	2.5%	$20,820,974	$18,955,695	$1,865,279	9.8%
Transactions	6,765,836	7,253,053	(487,217)	-6.7%	27,485,983	30,102,286	(2,616,303)	-8.7%
Total Revenue	12,080,560	12,437,917	(357,357)	-2.9%	48,306,957	49,057,981	(751,024)	-1.5%
Gross Profit:
Platforms	4,642,008	4,590,639	51,369	1.1%	18,211,553	16,584,155	1,627,398	9.8%
Transactions	1,760,720	1,751,263	9,457	0.5%	6,858,955	7,611,796	(752,841)	-9.9%
Total Gross Profit	6,402,728	6,341,902	60,826	1.0%	25,070,508	24,195,951	874,557	3.6%
Gross profit as a % of revenue:
Platforms	87.3%	88.5%	-1.2%		87.5%	87.5%	0.0%
Transactions	26.0%	24.1%	1.9%		25.0%	25.3%	-0.3%
Total Gross Profit	53.0%	51.0%	2.0%		51.9%	49.3%	2.6%
Operating Expenses:
Sales and marketing	1,573,580	1,219,184	354,396	29.1%	6,397,899	5,360,356	1,037,543	19.4%
Technology and product development	1,596,001	1,356,801	239,200	17.6%	6,121,647	5,631,344	490,303	8.7%
General and administrative	1,803,403	2,152,855	(349,452)	-16.2%	6,724,399	7,936,644	(1,212,246)	-15.3%
Depreciation and amortization	310,080	315,021	(4,941)	-1.6%	1,254,973	1,245,362	9,611	0.8%
Stock-based compensation	253,977	176,611	77,366	43.8%	928,516	1,723,561	(795,045)	-46.1%
Foreign currency translation loss (gain)	23,312	(83,322)	106,634	-128.0%	54,697	(202,527)	257,224	127.0%
Total Operating Expenses	5,560,353	5,137,150	423,203	8.2%	21,482,131	21,694,740	(212,610)	-1.0%
Income from operations	842,375	1,204,752	(362,377)	-30.1%	3,588,377	2,501,211	1,087,167	43.5%
Other Income (Expenses):
Other expenses	(96,035)	1,163,557	(1,259,592)	108.3%	(633,267)	(1,152,847)	519,580	45.1%
Provision for income taxes	(80,784)	(7,995)	(72,789)	-910.4%	(133,042)	(82,811)	(50,231)	-60.7%
Total Other Expenses:	(176,819)	1,155,562	(1,332,381)	115.3%	(766,309)	(1,235,658)	469,349	38.0%
Net income (loss)	$665,556	$2,360,314	(1,694,758)	71.8%	$2,822,068	$1,265,553	1,556,516	123.0%
Adjusted EBITDA	$1,429,744	$1,613,062	$(183,318)	-11.4%	$5,826,563	$5,267,607	$558,956	10.6%

	Quarter Ended June 30,				Twelve Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue):
Beginning of Period	$15,716,923	$13,474,074	$2,242,849	16.6%	$14,197,598	$12,060,201	$2,137,397	17.7%
Incremental ARR	485,818	723,524	(237,706)	-32.9%	2,005,143	2,137,397	(132,253)	-6.2%
End of Period	$16,202,741	$14,197,598	$2,005,143	14.1%	$16,202,741	$14,197,598	$2,005,143	14.1%
Deployments:
Beginning of Period	1,247	1,133	114	10.1%	1,171	1,021	150	14.7%
Incremental Deployments	29	38	(9)	-23.7%	105	150	(45)	-30.0%
End of Period	1,276	1,171	105	9.0%	1,276	1,171	105	9.0%
ASP (Average sales price):
Beginning of Period	$12,604	$11,892	$711	6.0%	$12,124	$11,812	$312	2.6%
End of Period	$12,698	$12,124	$574	4.7%	$12,698	$12,124	$574	4.7%
B2C ARR (Annual recurring revenue):
Beginning of Period	$6,360,666	$6,877,926	$(517,260)	-7.5%	$6,721,356	$5,363,129	$1,358,227	25.3%
Incremental ARR	(18,316)	(156,570)	138,254	NM	(379,006)	1,358,227	(1,737,233)	-127.9%
End of Period	$6,342,350	$6,721,356	$(379,006)	-5.6%	$6,342,350	$6,721,356	$(379,006)	-5.6%

Total ARR (Annualized recurring revenue):	$22,545,091	$20,918,954	$1,626,137	7.8%	$22,545,091	$20,918,954	$1,626,137	7.8%

Transaction Customers:
Corporate customers	985	1,028	(43)	-4.2%	993	1,053	(60)	-5.7%
Academic customers	338	310	28	9.0%	337	320	17	5.3%
Total customers	1,323	1,338	(15)	-1.1%	1,330	1,373	(43)	-3.1%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other (income) expense, foreign currency transaction (gain) loss, provision for income taxes, depreciation and amortization, stock-based compensation, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended June 30,				Twelve Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Net Income (loss)	$665,556	$2,360,314	$(1,694,758)	71.8%	$2,822,068	$1,265,553	$1,556,516	123.0%
Add (deduct):
Other (income) expense	96,035	(1,163,557)	1,259,592	NM	633,267	1,152,847	(519,580)	-45.1%
Foreign currency translation loss (gain)	23,312	(83,322)	106,634	-128.0%	54,697	(202,527)	257,224	127.0%
Provision for income taxes	80,784	7,995	72,789	910.4%	133,042	82,811	50,231	60.7%
Depreciation and amortization	310,080	315,021	(4,941)	-1.6%	1,254,973	1,245,362	9,611	0.8%
Stock-based compensation	253,977	176,611	77,366	43.8%	928,516	1,723,561	(795,045)	-46.1%
Adjusted EBITDA	$1,429,744	$1,613,062	$(183,318)	-11.4%	$5,826,563	$5,267,607	$558,957	10.6%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) is a vertical SaaS and AI Company that simplifies research workflow for academic institutions, life science companies, and research organizations worldwide. As one of the only publisher-independent marketplaces for scientific, technical, and medical (STM) content, the Company uniquely combines AI-powered tools—including an intelligent research assistant and full-text search capabilities—with seamless access to both open access and paywalled research. The platform enables organizations to discover, access, manage and analyze scientific literature more efficiently, accelerating the pace of scientific discovery. For more information and details, please visit www.researchsolutions.com.

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to several risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, creating long-term value for shareholders and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$12,630,283	$12,227,312
Accounts receivable, net of allowance of $103,217 and $182,324, respectively	6,963,040	7,191,234
Prepaid expenses and other current assets	689,548	580,257
Prepaid royalties	411,297	925
Total current assets	20,694,168	19,999,728

Non-current assets:
Property and equipment, net of accumulated depreciation of $1,020,241 and $964,883, respectively	58,671	60,769
Intangible assets, net of accumulated amortization of $3,947,231 and $2,736,773, respectively	8,537,870	9,686,241
Goodwill	16,372,979	16,372,979
Deposits and other assets	1,030	957
Total assets	$45,664,718	$46,120,674

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,149,480	$7,443,757
Deferred revenue, current portion	11,467,832	10,702,120
Contingent earnout liability, current portion	7,323,314	7,363,152
Total current liabilities	24,940,626	25,509,029

Non-current liabilities:
Deferred revenue, long-term portion	17,245	—
Contingent earnout liability, long-term portion	—	6,683,488
Total liabilities	24,957,871	32,192,517

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 33,513,551 and 32,479,993 shares issued and outstanding, respectively	33,513	32,480
Additional paid-in capital	42,998,357	39,059,557
Accumulated deficit	(22,221,625)	(25,043,693)
Accumulated other comprehensive loss	(103,398)	(120,187)
Total stockholders’ equity	20,706,847	13,928,157
Total liabilities and stockholders’ equity	$45,664,718	$46,120,674

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Years Ended
	June 30,
	2026	2025
Revenue:
Platforms	$20,820,974	$18,955,695
Transactions	27,485,983	30,102,286
Total revenue	48,306,957	49,057,981

Cost of revenue:
Platforms	2,609,421	2,371,540
Transactions	20,627,028	22,490,490
Total cost of revenue	23,236,449	24,862,030
Gross profit	25,070,508	24,195,951

Operating expenses:
Selling, general and administrative	20,227,158	20,449,378
Depreciation and amortization	1,254,973	1,245,362
Total operating expenses	21,482,131	21,694,740

Income from operations	3,588,377	2,501,211

Other income	407,026	595,679
Accreted interest expense	(1,040,293)	—
Change in fair value of contingent earnout liability	—	(1,748,526)

Income before provision for income taxes	2,955,110	1,348,364
Provision for income taxes	(133,042)	(82,811)

Net income	2,822,068	1,265,553

Other comprehensive income (loss):
Foreign currency translation	16,789	(1,368)
Comprehensive income	$2,838,857	$1,264,185

Basic income per common share:
Net income per share	$0.09	$0.04
Weighted average common shares outstanding	31,788,992	30,681,187

Diluted income per common share:
Net income per share	$0.09	$0.04
Weighted average common shares outstanding	32,272,835	31,503,972

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Years Ended
	June 30,
	2026	2025
Cash flow from operating activities:
Net income	$2,822,068	$1,265,553
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,254,973	1,245,362
Stock options expense	330,374	205,457
Restricted common stock expense	598,142	1,518,104
Accreted interest expense	1,040,293	—
Adjustment to contingent earnout liability	—	1,748,526
Changes in operating assets and liabilities:
Accounts receivable	228,194	(341,434)
Prepaid expenses and other current assets	(109,291)	63,296
Prepaid royalties	(410,372)	1,066,312
Accounts payable and accrued expenses	(1,262,918)	(1,426,282)
Deferred revenue	782,957	1,678,272
Net cash provided by operating activities	5,274,420	7,023,166

Cash flow from investing activities:
Purchase of property and equipment	(39,771)	(19,261)
Net cash used in investing activities	(39,771)	(19,261)

Cash flow from financing activities:
Proceeds from the exercise of stock options	157,500	180,800
Common stock repurchase	(53,039)	(934,577)
Payment of contingent acquisition consideration - Scite and FIZ	(4,950,209)	(124,107)
Net cash used in financing activities	(4,845,748)	(877,884)

Effect of exchange rate changes	14,070	1,260
Net increase in cash and cash equivalents	402,971	6,127,281
Cash and cash equivalents, beginning of period	12,227,312	6,100,031
Cash and cash equivalents, end of period	$12,630,283	$12,227,312

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$71,213	$82,811

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$—	$31,359
Common stock issued for Scite earnout payment	$2,906,856	$—

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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